UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

HARVARD BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-31923	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Holliston, MA 01746-1371

(Address of Principal Executive Offices) (Zip Code)

(508) 893-9989

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On March 31, 2008, the management of Harvard Bioscience, Inc. (the “Company”) committed to a plan to reorganize and consolidate the activities of its Asys Hitech subsidiary in Austria to the Company’s Biochrom subsidiary’s facility located in Cambridge UK. Asys Hitech currently manufacturers and markets multi-well plate readers and low volume, high-throughput liquid dispensers.

The Company estimates the total costs associated with this reorganization, the majority of which are expected to be recorded in the first and second quarters of 2008, to be between approximately $900,000 and $1.1 million. The following are the major categories of costs expected to be incurred: (1) approximately $300,000 in employee severance and retention costs; (2) approximately $100,000 in inventory write downs, (3) approximately $100,000 in lease and other contract terminations, and (4) between approximately $400,000 and $600,000 in other transition and relocation related costs. The Company estimates that, of these costs, between approximately $800,000 and $1.0 million are expected to result in future cash expenditures. The Company expects to complete this reorganization and consolidation by June 30, 2008.

The decision to reorganize and consolidate the activities of the Asys Hitech subsidiary is based on the Company’s ongoing initiative to consolidate business functions to reduce operating expenses. As part of this initiative, the Company recently split its electrophoresis business from its spectrophotometer and plate reader business, made related management changes and initiated the consolidation of the Hoefer electrophoresis administrative and marketing operations from San Francisco to the headquarters of the Harvard Apparatus business unit in Holliston, Massachusetts. The combined costs of these activities, which are all expected to be recorded in the first and second quarters of 2008, is expected to be between approximately $1.6 million and $1.9 million. The Company estimates that, once completed, these activities will result in a reduction of annualized operating expenses between approximately $0.02 and $0.03 per share based on current exchange rates and the current number of outstanding shares.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “guidance,” “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions that do not relate to historical matters. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause our actual results to differ materially from those in the forward-looking statements include the Company’s failure to successfully complete planned consolidations of business functions, unanticipated costs arising in connection with the Company’s planned consolidations of business functions, decreased demand for the Company’s products due to changes in its customers’ needs, financial position, general economic outlook, or other circumstances, overall economic trends, our ability to retain key personnel, competition from our competitors, technological changes resulting in our products becoming obsolete, future changes to the operations of the activities of our Asys Hitech subsidiary that are being consolidated, plus factors described under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as amended, or described in our other public filings. Our results may also be affected by factors of which we are not currently aware. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: April 4, 2008

By:  /s/ Bryce Chicoyne

        Bryce Chicoyne

        Chief Financial Officer